UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

VIROPRO, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2151 O'Toole Avenue, Suite 50, San Jose, CA 95131

(Address of principal executive offices) (Zip Code)

(650) 300-5190

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

Effective as of July 8, 2016, Ciro E. Adams, CPA, LLC (“Adams”) resigned as independent registered public accounting firm to Viropro Inc. (“Viropro”). Adams believes that the unavailability of certain information to Viropro would limit the auditing scope and procedures. The Viropro Board of Directors discussed this with Adams and the Board of Directors believes that the information which is available, together with additional or clarifying information which can be obtained, suffices to obviate any reference to any such unavailability in an audit report. Viropro has authorized Adams to respond fully to the inquiries of any successor auditors concerning this subject matter.

Adams was engaged by Viropro on August 24, 2015. Adams never issued any report on our financial statements as of and for the years ended December 31, 2011, 2012, 2013, 2014 and 2015. We have not filed an annual report since the last report for the fiscal year ended December 31, 2010. From the date of Adams’ engagement through the date of resignation, (i) we had no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Adams on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Adams, would have caused Adams to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such years or any subsequent interim period through the date of resignation, and (ii) there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

We made the contents of this Current Report on Form 8-K available to Ciro E. Adams, CPA, LLC and requested it to furnish a letter addressed to the SEC as to whether it agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. (A copy of Ciro E. Adams, CPA, LLC’s letter to the SEC is included as Exhibit 16.1 to this Current Report on Form 8-K.)

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from Ciro E. Adams, CPA, LLC dated July 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2016

VIROPRO, INC.

By:	/s/ Bruce A. Cohen
Bruce A. Cohen
Interim Chairman of the Board